EXHIBIT 99.1

KOWABUNGA!® ANNOUNCES DATES FOR BETA RELEASE OF ADVERTISING PLATFORM, NAME CHANGE AND NEW WEBSITE

CLEARWATER, FLORIDA -- JULY 24, 2009-- KOWABUNGA! INC. (NYSE Amex: KOW), a leading provider of performance-based advertising and technology solutions, announced today that it will be launching a beta version of the Inuvo Platform on August 10, 2009. This initial launch is a complete re-engineering of the MyAp affiliate marketing solution that currently serves hundreds of advertising customers and thousands of publishers. The company has addressed feature/scale requests from clients and tackled a number of industry challenges that should provide differentiation in the marketplace.

In conjunction with this product launch and effective close of business on July 30, 2009, the company’s name will change to Inuvo, Inc. and the trading symbol for its common stock, which trades on the NYSE Amex, will be INUV. The stock will trade under the new name and symbol on July 31, 2009.

“This product launch signals our renewed focus on innovation in online advertising and is an important step forward for this organization and the industry,” said Richard K. Howe, the company’s Chief Executive Officer. “Our vision for this platform will ultimately include all of the intellectual property acquired through several acquisitions across both the search and affiliate markets. The Inuvo Platform is designed as a framework that ultimately will allow the global development community the opportunity to build around the core, adding interfaces, widgets and applications that will benefit both advertiser and publisher alike.”

In this beta release, advertiser and publisher clients will have access to a self-serve console accessible via the company’s new website, www.inuvo.com, which will also be launched on August 10, 2009. Advertisers will be able to easily manage performance-based marketing campaigns and publishers will benefit from an improved dashboard and reporting environment.

The company’s new CUSIP number will be 46122 W 10 5. There will be no mandatory exchange of stock certificates. Following the name change, the share certificates which reflect the company’s prior name will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the company’s transfer agent, Colonial Stock Transfer Company, Inc., 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, telephone 801-355-5740.

The company will continue to operate two business segments, Direct and Exchange. The Direct segment will contain all of the company’s direct marketing and lead generation assets. The Exchange segment comprises all the company’s technology, data and analytics which power the online marketplaces the company serves.

“To coincide with these changes and the launch of the Inuvo Platform, we have decided to adopt the Inuvo brand as the flagship for the entire company. Inuvo {in – new – vo} is a play on the words innovate and nouveau, both core to our product and brand philosophy. This brand better reflects our vision to transform the online pay-for-performance marketplace.” said Howe.

About Kowabunga!®, Inc.

Kowabunga is a leading provider of performance-based advertising and technology solutions. The company operates two businesses, a Direct Marketing business and an Advertising Exchange business. For more information, visit www.kowabunga.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Kowabunga are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Kowabunga undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Kowabunga's filings with the Securities and Exchange Commission.

For more information about Inuvo or the Inuvo Platform, please visit www.inuvo.com.

Marketing Contact:
Ryan Riggin
SVP Marketing & Strategy
ryan.riggin@kowabunga.com
727.324.0046 x4309

Investor Relations Contact:
Gail Babitt
Chief Financial Officer
gail.babitt@kowabunga.com
727.324.0046 x2123

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